EXHIBIT 10.7
AMENDMENT
dated as of
April 1, 2010
to the
1992 ISDA Master Agreement
And
Credit Support Annex
dated as of August 4, 2008
(collectively, the “Agreement”)
between
THE ROYAL BANK OF SCOTLAND PLC
“Party A”
and
the entities listed on Exhibit A thereto
severally not jointly
each a “Party B”
WHEREAS, the parties hereto desire to amend the Agreement as described herein;
Now therefore, pursuant to Section 9(b) of this Agreement and in consideration of the mutual agreements herein and in the Agreement contained, the parties agree as follows:
     Amendment of the Agreement:
(a)	Effective as of the date of this Amendment, Exhibit A is deleted and replaced in its entirety with the Exhibit A as attached hereto.

(b)	With regard to Party A, Part 4(a) (i) “Notice Information” is deleted in its entirety and replaced with the following:
The Royal Bank of Scotland plc, Global Banking & Markets
Level 4, 135 Bishopsgate
London EC2M 3UR
Attention: Swaps Administration
Telephone: 44 020 7085 5000
Facsimile: 44 020 7085 5050
With a copy to:
RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901
Attention: Legal Department — Derivatives Documentation
Telephone: 203-879-2531/6467
Facsimile: 203-873-4606

(c)	The Credit Support Annex Paragraph 13 (b)(C) is deleted in its entirety and replaced as follows:

(C) “Credit Support Amount” has the meaning specified in Paragraph 3(b).

(d)	The Credit Support Annex Paragraph 13 (m) Other Provisions sub clause “(i) Additions to Paragraph 3”, is deleted in its entirety and therefore sub clause (ii) Minimum Value of Eligible Credit Support is renumbered as (i).
2.	Representations

Each party represents to the other as follows:
(a)	it has the power to, and has taken all action necessary for it to, execute and deliver this Amendment and undertake its obligations under the Agreement:

(b)	its execution and delivery of this Amendment do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)	all governmental and other consents that are required to have been obtained by it with respect to its execution and delivery of this Amendment have been obtained and are in full force and effect, and all conditions of all such consents have been complied with;

(d)	this Amendment is its legal, valid and binding agreement, enforceable against it in accordance with the terms of this Amendment (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally);

(e)	as expressly amended hereby, the Agreement is in full force and effect; and

(f)	the person who is authorized to execute and deliver on its behalf this Amendment or any document to be delivered by it under or in connection with the Annex is identified in the certificate being delivered by it with this Amendment (which also sets forth the title and specimen signature of that person), and the authority of each such person is set forth in the certified resolutions or other authorizing corporate action being delivered herewith (which evidence the truth and accuracy of the representation set forth in clause (a) of this provision).
4	Miscellaneous
(a)	Entire Agreement. This Amendment constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

(b)	Counterparts. This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute a single agreement.

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(c) Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative with effect as of the date specified on the first page of this Amendment.
THE ROYAL BANK OF SCOTLAND PLC
By: RBS Securities Inc.

By:	/s/ Craig Donaldson
	Name:	Craig Donaldson
	Title:	Managing Director

CAMPBELL GLOBAL TREND FUND, L.P., GLOBAL TREND SERIES (USD)

By:	/s/ Thomas P. Lloyd Name: Thomas P. Lloyd	/s/ Gregory T Donovan Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	General Partner	General Partner

CAMPBELL GLOBAL TREND FUND, L.P., GLOBAL TREND SERIES (GLD)

By:	/s/ Thomas P. Lloyd Name: Thomas P. Lloyd	/s/ Gregory T Donovan Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	General Partner	General Partner

CAMPBELL GOLD PLUS FUND, L.P. TREND FOLLOWING SERIES

By:	/s/ Thomas P. Lloyd Name: Thomas P. Lloyd	/s/ Gregory T Donovan Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	General Partner	General Partner

CAMPBELL GOLD PLUS FUND, L.P. — GOLD PLUS SERIES

By:	/s/ Thomas P. Lloyd Name: Thomas P. Lloyd	/s/ Gregory T Donovan Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	General Partner	General Partner

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CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

By:	/s/ Thomas P. Lloyd	/s/ Gregory T Donovan

	Name: Thomas P. Lloyd	Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	General Partner	GENERAL PARTNER

THE CAMPBELL MULTI-STRATEGY TRUST

By:	/s/ Thomas P. Lloyd	/s/ Gregory T Donovan

	Name: Thomas P. Lloyd	Gregory T Donovan
	Title: Secretary	TREASURER

CAMPBELL FUND TRUST

By:	/s/ Thomas P. Lloyd	/s/ Gregory T Donovan

	Name: Thomas P. Lloyd	Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.
	Managing, Operator	MANAGING OPERATOR

CAMPBELL & COMPANY, INC.

By:	/s/ Thomas P. Lloyd	/s/ Gregory T Donovan

	Name: Thomas P. Lloyd	Gregory T Donovan
	Title: General Counsel	Chief Financial Officer
	Campbell & Company, Inc.	Campbell & Company, Inc.

CAMPBELL & COMPANY INVESTMENT ADVISER LLC.

By:	/s/ Thomas P. Lloyd	/s/ Gregory T Donovan

	Name: Thomas P. Lloyd	Gregory T Donovan
	Title: Secretary	Chief Financial Officer
	Campbell & Company Investment Adviser LLC	Campbell & Company Investment Advisor LLC

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EXHIBIT A

JURISDICTION/
NAME OF PARTY B	TYPE OF LEGAL ENTITY	ORGANIZATION	INVESTMENT MANAGER
Campbell Strategic Allocation Fund -	Limited Partnership	Delaware	Campbell & Company Inc.

Campbell Fund Trust	Statutory Trust	Delaware	Campbell & Company, Inc.

The Campbell Multi - Strategy Trust	Statutory Trust	Delaware	Campbell & Company Investment Adviser LLC

Campbell Gold Plus Fund, LP. — Gold Plus Series	Series Limited Partnership	Delaware	Campbell & Company, Inc.

Campbell Gold Plus Fund, LP. — Trend Following Series	Series Limited Partnership	Delaware	Campbell & Company, Inc.

Campbell Global Trend Fund, LP, Global Trend Series (USU)	Series Limited Partnership	Delaware	Campbell & Company, Inc.

Campbell Global Trend Fund, LP, Global Trend Series (GLD)	Series Limited Partnership	Delaware	Campbell & Company, Inc.

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(Multicurrency — Cross Border)
International Swaps and Derivatives Association, Inc.
MASTER AGREEMENT
dated as of August 4, 2008
          THE ROYAL BANK OF SCOTLAND PLC (“PARTY A”) and EACH COUNTERPARTY LISTED ON EXHIBIT A ATTACHED HERETO, severally and not jointly (each, a “PARTY B”) have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows: —
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright © 1992 by International Swaps and Derivatives Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable: —
(i)	in the same currency; and

(ii)	in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —
(A) the failure by Y to comply with or perform any agreement contained in
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Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —
(a) Basic Representations.
     (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;
     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or
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judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand),
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with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified. as soon as reasonably practicable.
(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit
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Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or
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substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event specified pursuant to (v) below: —
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or
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6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
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If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If: —
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(m), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of
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Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation’ or “Loss,” and a payment method, either the “First Method” or the “Second Method.’ If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method,” as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default: —
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event: —
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties: —
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(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y’) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (‘X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the
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amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
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(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: —
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible
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employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
     (v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably: —
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any
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Proceedings.
14. Definitions
As used in this Agreement: —
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control’ of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means: —
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) is respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
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“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each
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applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
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“Specified Entity” has the meaning specified in the Schedule.         .
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become
ISDA ® 1992

payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.
ISDA ® 1992

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent		CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

By:	/s/ Brain Halligan	By:	/s/ Thomas P. Lloyd
	Name: Brain Halligan		Name: Thomas P. Lloyd
	Title: Senior Vice President Date: 9/2/08		Title: General Counsel Campbell & Company, Inc., General Partner
Date: 9-2-08

		By:	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: CFO/Campbell & Company, Inc., General Partner
Date: 9/2/08

CAMPBELL FUND TRUST

		By:	/s/ Thomas P. Lloyd
Name: Thomas P. Lloyd
Title: General Counsel Campbell & Company, Inc., Managing Operator
Date: 9-2-08

		By:	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: CFO/Campbell & Company, Inc., Managing Operator
Date: 9/2/08

THE CAMPBELL MULTI-STRATEGY TRUST

		By:	/s/ Thomas P. Lloyd
Name: Thomas P. Lloyd
Title: Secretary
Date: 9-2-08

		By:	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: Treasurer
Date: 9/2/08

CAMPBELL & COMPANY, INC.		CAMPBELL & COMPANY INVESTMENT ADVISER LLC

By:	/s/ Thomas P. Lloyd	By:	/s/ Thomas P. Lloyd
	Name: Thomas P. Lloyd		Name: Thomas P. Lloyd
	Title: General Counsel Campbell & Company, Inc.,		Title: Secretary Campbell & Company Investment Adviser LLC
Date: 9-2-08

By:	/s/ Gregory T. Donovan	By:	/s/ Gregory T. Donovan
	Name: Gregory T. Donovan		Name: Gregory T. Donovan
	Title: CFO/Campbell & Company, Inc.,		Title: Treasurer
ISDA ® 1992

20

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SCHEDULE
TO THE
MASTER AGREEMENT
DATED AS OF AUGUST 4, 2008
between
THE ROYAL BANK OF SCOTLAND PLC,
established as a bank under the laws of Scotland
(“Party A”)
and
EACH COUNTERPARTY LISTED ON EXHIBIT A ATTACHED HERETO, severally and not jointly
(each, a “Party B”)
Each party listed on Exhibit A hereto shall be referred to individually as “Party B”. It is understood and agreed that this document (ISDA Master Agreement, Schedule and, Credit Support Annex) shall constitute a separate agreement between Party A and each Party B, as if each Party B had executed a separate document naming only itself as Party B (a “Separate Agreement”), and (b) no Party B shall have any liability for the obligations of any other Party B. With respect to any particular Party B, only Confirmations of Transactions between Party A and that particular Party B shall be part of the Separate Agreement between Party A and that Party B, references in the Agreement to the Schedule shall be deemed to refer to the Schedule as prepared for such party and the term “this Agreement” shall be construed accordingly. Exhibit A cannot be modified without Party A’s consent.
PART 1
TERMINATION PROVISIONS
(a)	“Specified Entity” means in relation to Party A for the purpose of: -

Section 5(a)(v) (Default under Specified Transaction)	: Not Applicable
Section 5(a)(vi) (Cross Default)	: Not Applicable
Section 5(a)(vii) (Bankruptcy)	: Not Applicable
Section 5(b)(iv) (Credit Event upon Merger)	: Not Applicable

and in relation to Party B for the purpose of: -

Section 5(a)(v) (Default under Specified Transaction)	: Not Applicable
Section 5(a)(vi) (Cross Default)	: Not Applicable
Section 5(a)(vii) (Bankruptcy)	: Not Applicable
Section 5(b)(iv) (Credit Event upon Merger)	: Not Applicable
(b)	Specified Transaction will have the meaning assigned in Section 14 of this Agreement.

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(c)	The “Cross-Default” provisions of Section 5(a)(vi)
will apply to Party A.
will apply to Party B.
If such provisions apply: -

“Specified Indebtedness”, with respect to any person, means (i) all obligations of that person (whether present or future, contingent or otherwise, as principal, surety or otherwise) in respect of borrowed money; (ii) all reimbursement obligations in respect of letters of credit, financial guaranty insurance policies or surety bonds issued for the account of that person; and (iii) solely for purposes of Section 5(a)(vi)(2) of this Agreement, any Derivative Transaction. For such purposes, “Derivative Transaction” means (x) any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, total return swap transaction, credit default swap transaction or any other similar transaction (including any option with respect to any of these transactions) and (y) any combination of these transactions.

“Threshold Amount” means, (i) with respect to Party A, three (3) percent of the shareholders’ equity of Party A as shown on its most recent annual audited financial statements, and (ii) with respect to Party B, the lower of (a) two (2) percent of its Net Asset Value as defined in Part l(h)(i) below or (b) $25,000,000 (including, in each case, its equivalent in any other currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv).
will apply to Party A.
will apply to Party B.
(e)	The “Automatic Early Termination” provision of Section 6(a).
will not apply to Party A.
will not apply to Party B.
(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i)	Loss will apply.

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

(h)	Additional Termination Event will apply. Each of the following shall constitute Additional Termination Events: -
(i) NAV Decline. (A) Party B’s month-end Net Asset Value declines by (1) 20% or more from the previous month-end Net Asset Value, (2) 30% or more from the month-end Net Asset Value as of the 3rd preceding month (i.e., on a three-month rolling basis), or (3) 45% or more from the highest month-end Net Asset Value achieved during the previous 12-month period (in the case of (1), (2) and (3) above, the Net Asset Value decline is to be calculated excluding the impact of redemptions), or (B) 50% or more from the previous calendar year-end Net Asset Value, regardless of the cause of such decline (including the impact of redemptions, if any). As used herein, “Net Asset Value” shall mean the fair market value of all assets of Party B less the

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fair market value of all liabilities of Party B (including, without limitation, liabilities under all outstanding swap agreements and other derivative transactions).
(ii) Change or Breach of Investment Guidelines. The failure of Party B or the Investment Manager to comply with the investment policies and restrictions set forth in the Investment Guidelines, or any material change of such Investment Guidelines if unacceptable to Party A in its sole discretion.
(iii) Change or Breach of Operative Documents. The Management Agreement between Party B and the Investment Manager or any Operative Document is (a) terminated or ceases to be in full force and effect or (b) is amended or modified and such amendment or modification could reasonably be expected by Party A to have a material adverse effect on the rights of Party A under this Agreement, any Credit Support Document, or any Transaction or on the ability of Party B to perform its obligations under, or its authority to enter into, this Agreement, any Credit Support Document or any Transaction.
(iv) License Status. The Investment Manager’s registration with the Commodities Futures Trading Commission, as it relates to their status as a commodity trading advisor, is involuntarily revoked.
For purposes of the foregoing Termination Events (i) — (iv), Party B shall be the Affected Party.
(v) Trading Agreement Default. Either Party A or Party B (or any Credit Support Provider or Specified Entity of Party A or Party B) defaults under a Trading Agreement (as defined below) and, after giving effect to any applicable notice requirement or grace period in such Trading Agreement, there occurs a liquidation, an acceleration, or an early termination of all obligations under that Trading Agreement. For the purposes of the foregoing, “Trading Agreement” shall mean any master agreement under which multiple transactions may be entered into by the relevant parties (or in the case of any transaction with respect to which no master agreement is in place, such transaction) now existing or hereafter entered into between Party B and Party A (or any Credit Support Provider or Specified Entity of Party A) or entered into between Party A and Party B (or any Credit Support Provider or Specified Entity of Party B), and which involves (i) the purchase and sale of securities; (ii) repurchase and reverse repurchase transactions; (iii) buy-sell agreements; (iv) options transactions; (v) futures transactions; (vi) forward contracts involving debt securities; and (vii) any other transactions which could generally be referred to as derivative financial product transactions. For the purposes of this subsection (v), “Specified Entities” in relation to Party A means Greenwich Capital Markets, Inc. and Greenwich Capital Financial Products, Inc., and in relation to Party B, Affiliates of Party B.
For the purposes of the Termination Event (v) above, the party in default under such Trading Agreement shall be the sole Affected Party.

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PART 2
TAX REPRESENTATIONS
(a)	Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, each party will make with respect to itself the following representation: -

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on sub-clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purposes of Section 3(f), each party makes the following representations:
(i)	The following representation(s) will apply to Party A:
(a) It is a tax resident of the United Kingdom.
(b) It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person.
(c) In respect of each Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and
(d) In respect of all other Transactions or portions thereof, no such payment received or to be received by it in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.
If applicable, Party A is eligible for the benefits of the “Interest”, “business profits” or “other income” article of the Specified Treaty, and pursuant to this benefit, any payment (other than those described in (c) above and interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) received by Party A under the terms of this agreement is wholly exempt

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from any deduction or withholding for or on account of Tax. “Specified treaty” means the double tax convention between the United States of America and the United Kingdom.

(ii)	The following representations will apply to Party B:

It is the type of legal entity indicated for such Party B in Exhibit A established in the jurisdiction indicated for such entity in Exhibit A.
PART 3
AGREEMENT TO DELIVER DOCUMENTS
     For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

PARTY
REQUIRED			COVERED BY
TO DELIVER	FORM/DOCUMENT/	DATE BY WHICH	SECTION 3(d)
DOCUMENT	CERTIFICATE	TO BE DELIVERED	REPRESENTATION
Party A & B	Any form or document reasonably requested by the other party to permit payments without (or with minimal) withholding of Tax as specified in Section 4(a)(iii) of this Agreement.	As soon as practicable after request.	Yes

Party A & B	Signing Authority, being evidence of authority, incumbency and specimen signature of each person executing any document on its behalf or on behalf of any Credit Support Provider of such party in connection with this Agreement and any Credit Support Document.	Upon execution of this Agreement and, if requested, any Confirmation.	Yes

Party B	Authorizing resolution of managing board (e.g., Certified Board of Directors Resolution) approving each type of Transaction contemplated hereunder and the arrangements contemplated herein.	Upon execution of this Agreement and, if requested, any Confirmation.	Yes

Party A & B	The audited annual report of such party and any Credit Support Provider of such party.	As soon as possible after request.	Yes

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PARTY
REQUIRED			COVERED BY
TO DELIVER	FORM/DOCUMENT/	DATE BY WHICH	SECTION 3(d)
DOCUMENT	CERTIFICATE	TO BE DELIVERED	REPRESENTATION
Party B	Monthly financial statements of Party B, specifying its Net Asset Value and performance as of the last day of each calendar month.	Promptly following completion, but not later than 5 days after the end of each month.	Yes

Party B	Prospectus and other Relevant constitutive documents (e.g. Bylaws and Certificate of Incorporation, partnership agreement or trust agreement)	Upon execution of this Agreement.	No

Party B	Power of attorney, investment management agreement or other evidence of discretionary trading authority, evidencing authority of the Investment Manager to act on behalf of Party B.	Upon execution of this Agreement.	Yes

Party B	A duly signed copy of a letter issued by Investment Manager in favor of Party A, in the form and substance to be satisfactory to Party A.	Upon execution of this Agreement.	Yes

Party A & B	Such party’s Credit Support Documents, if any.	Upon execution of this Agreement.	Yes

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PART 4
MISCELLANEOUS
(a)	Addresses For Notices.
(i)	For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:	c/o RBS Financial Markets, Level 4, 135 Bishopsgate
London, EC2M 3UR
Attention:	Swaps Administration
Telephone:	020 7085 5000
Fax:	020 7085 5050

Notices provided pursuant to Section 5 and 6 of this Agreement shall be provided to:

Address:	c/o RBS Financial Markets
Level 7, 135 Bishopsgate
London EC2M 3UR
Attention:	Financial Markets Legal
Telephone:	44 207 085 5000
Facsimile:	44 207 085 8411

With a copy to:

Address:	600 Steamboat Road
Greenwich, CT 06830
Attention:	Legal Department — Derivatives Documentation
Phone No.:	203-618-2531/32
Facsimile No.:	203-618-2533/34
Address for notices or communications to Party B:-

Address:	c/o Campbell & Company, Inc.
210 West Pennsylvania Avenue, Suite 770
Towson, MD 21204
Attention:	Theresa D. Becks/Thomas P. Lloyd
Phone No.:	410-296-3301
Facsimile No.:	410-296-3311
(ii) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the sender shall verbally confirm receipt with an officer of the receiving party) ”.
(b)	Process Agent. For purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Campbell & Company, Inc.

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(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through any of its Offices, including, but not limited to, its London and New York Offices.

Party B is not a Multibranch Party.

(e)	Calculation Agent. Party A. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not constitute an Event of Default or Termination Event.

(f)	Credit Support Documents. Details of any Credit Support Documents:

In the case of Party A and Party B, the ISDA Credit Support Annex (New York law), dated as of the date hereof, between Party A and Party B, and such other collateralization agreement or collateralization credit support arrangement provided for under the terms of any Confirmation and Transaction evidenced thereby, together with any document or agreement that by its terms secures or collateralizes the parties’ obligations under a Transaction heretofore or hereafter entered into between the parties.

(g)	Credit Support Provider means
in relation to Party A: Not Applicable; and
in relation to Party B: Not Applicable.
(h)	Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS WHOLLY PERFORMED WITHIN NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

(i)	Netting of Payments. Sub-paragraph (ii) of Section 2(c) of this Agreement will not apply to all Transactions hereunder unless otherwise agreed in writing between the parties.

(j)	“Affiliate” will have the meaning specified in Section 14.

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PART 5
OTHER PROVISIONS
(a)	ISDA Definitions Incorporated by Reference. The definitions and provisions of the 2000 ISDA Definitions (the “ISDA Definitions”) (as published by the International Swaps and Derivatives Association, Inc. — “ISDA”) are incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein. In the event of any conflict between ISDA Definitions and any other ISDA-published definitions referenced in a Confirmation, such Confirmation and the ISDA- published definitions referred to therein shall control for purposes of the particular Transaction.

(b)	Additional Representations. Section 3 is hereby amended by adding at the end thereof the following subparagraphs:
“(g) No Agency. It is entering into this Agreement, any Credit Support Document and any other document relating to this Agreement and each Transaction hereunder as principal and not as agent or in any capacity, fiduciary or otherwise, and no other person has an interest herein.
(h) Legal and Beneficial Owner. It will be the legal and beneficial owner of any securities it is required to deliver under this Agreement and any Transaction at the time of each delivery, free from all liens, charges, equities, rights of pre-emption or other security interests or encumbrances whatsoever, unless otherwise expressly provided in a Confirmation for a Transaction, and such securities will not constitute “restricted securities” or “control stock” under the Securities Act (as defined below).
(i) [RESERVED]
(j) Financial Institution Status. It is a “financial institution”, in that it engages, will engage and holds itself out as engaging in “financial contracts,” as a counterparty on both sides of one or more “financial markets” (as such quoted terms are defined in Regulation EE of the US Federal Reserve Board, 12 C.F.R. Part 231) and it fulfills at least one of the quantitative tests contained in such Regulation EE (12 C.F.R. §231 (a)(1) or (a)(2)).
(k) Eligible Contract Participant. It is an “eligible contract participant” as defined in the Commodity Exchange Act, as amended.
(l) Anti-Money Laundering. It has adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of the anti-money laundering laws and regulations to which it is subject, and it strictly adheres to such policies, procedures and controls. In accordance with these policies, procedures and controls, it verifies the identities of, and conducts due diligence (and, where appropriate, enhanced due diligence) with regard to its customers.
(m) Status of Party B. In the case of Party B, it is the type of legal entity indicated for such Party B in Exhibit A established in the jurisdiction indicated for such entity in Exhibit A.

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(c)	Set-Off. Section 6 of this Agreement is hereby amended by adding the following subsection at the end thereof:

“(f) Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set off or counterclaim, except as provided as follows in this Section 6(f): Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party under either the Termination Event in Section 5(b)(iv) (if made applicable) or any Additional Termination Event will, at the option of the Non-Defaulting or non-Affected Party (as the case may be) (in either case “X”) (and without prior notice to the Defaulting Party or the Affected Party — in either case, “Y”) be reduced by its set-off and recoupment against any amount(s) (the “Other Agreement Amount(s)”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation ) under any other agreement(s) or undertaking(s) between the parties or instruments issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount(s) will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount(s) (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise.”

(d)	Relationship between Parties. In connection with the negotiation of, the entering into, of this Agreement, and any other documentation relating to this Agreement to which it is a party or that it is required by this Agreement to deliver, each party hereby represents and warrants, and, in connection with the negotiation of, the entering into, and the confirming of the execution of each Transaction, each party will be deemed to represent, to the other party as of the date hereof (or, in connection with any Transaction, as of the date which it enters into such Transaction) that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-
(i) Non-Reliance It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No

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communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. It has determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of each Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arm’s length negotiations between the parties.

(iii) Status of Parties The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(iv) Related Transactions. It is aware that each other party to this Agreement and its Affiliates may from time to time (A) take positions in instruments that are identical or economically related to a Transaction or (B) have an investment banking or other commercial relationship with the issuer of an instrument underlying a Transaction.

(e)	Additional Definitions. The following definitions are added to Section 14 of the Agreement:

“Investment Guidelines” means the investment policies, procedures, restrictions or guidelines applicable to Party B, as specified in the Management Agreement or any of the other Operative Documents.

“Investment Manager” means, for a Party B, the entity identified as such Party B’s Investment Manager on Exhibit A.

“Management Agreement” means the Advisory Agreement between Party B and the Investment Manager.

“Operative Documents” means the constitutive documents of Party B (including the trust indenture, corporate charter and by-laws, partnership agreement or limited partnership agreement, as appropriate), the then-current disclosure document of Party B, (including the prospectus), if any, and the power of attorney, trading authorization or other relevant document pursuant to which the Investment Manager is authorized to act on behalf of Party B.

(f)	Investment Manager. Party B has granted the Investment Manager the authority to act on its behalf in all matters related to this Agreement, including, without limitation, on a fully discretionary basis entering into Transactions on its behalf. Party A may rely on the foregoing representation of Party B regarding the authorization granted to the Investment Manager, and further may rely on the representations of the Investment Manager respecting its authority to act on behalf of Party B (whether contained herein or in a separate document), in each case until Party A shall have received written notice of a change in, revocation or rescission of such authority; it being understood that no such change, revocation or rescission of such authority shall affect in any manner the rights and indemnities inuring to Party A with respect to the obligation of Party B hereunder arising prior to actual receipt by Party A of written notice of such change, revocation or rescission. Party A may further rely on any instructions, notices and

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communications that it believes to be that of an individual authorized to act on behalf of Party B or the Investment Manager.

(g)	Additional Representations and Agreements of Party B. Party B hereby represents and agrees (which representations and agreements will be deemed to be repeated on each date on which a Transaction is entered into hereunder) that:
(i) with respect to this Agreement and each Transaction, it is and will be, at all times, in full compliance with each of the Operative Documents, the Management Agreement and its Investment Guidelines, and each Transaction will at all times comply in all respects with all applicable laws, rules, regulations, interpretations, guidelines, procedures, and policies of applicable governmental and regulatory authorities affecting Party B, this Agreement, the Transactions, or the performance of obligations hereunder;
(ii) it will provide notice to Party A (orally and in writing) of any change in its Investment Guidelines or any amendment to its Operative Documents on or prior to the date on which such change becomes effective and if either it fails to so notify Party A, or Party A determines after it receives such notice that Party B is in breach of its agreements under clause (i) above, it shall be an Event of Default with respect to which Party B shall be the Defaulting Party;
(iii) it is subject to the “Publicly-Offered Security Exception” (the “Exception”) and constitutes “publicly-offered securities,” and therefore its underlying assets are not considered to constitute assets of any plan under the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. Party B further represents that it does not expect the Exception to cease to apply to Party B, and shall provide Party A with prior written notice when Party B reasonably believes that such Exception will cease to apply;
(iv) it will notify Party A, within 5 Business Days of any investigation by criminal or regulatory authorities into the fund, its managers, advisors, administrators, directors or trustees;
(v) it will notify Party A if the Investment Manager or administrator received redemption notices that exceed 50% of the current Net Asset Value, as that term is defined in Party B’s most recent financial accounts, over a one month period.
(vi) it is (i) not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended and it is not registered as an exempted segregated portfolio company; or (ii) it is properly registered as an “investment company” under the Investment Company Act of 1940.
(h)	Confidential Information. Each party may share any information concerning the other party with any of its Affiliates, strictly only to the extent necessary for carrying out the party’s obligations hereunder.

(i)	Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

(j)	Consent to Telephonic Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of the telephone conversations of trading and marketing personnel of the parties and their authorized representatives in connection with this

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Agreement or any Transaction or potential Transaction; and the parties, waive any further notice of such monitoring or recording and agree to give proper notice and obtain any necessary consent of such personnel or any such monitoring or recording.

(k)	Agency Role of Greenwich Capital Markets, Inc. In connection with this Agreement, Greenwich Capital Markets, Inc. has acted as agent on behalf of Party A. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Agreement.

(l)	Amendment and Restatement. With respect to the Campbell Strategic Allocation Fund (“CSAF”), this Agreement constitutes an amendment and restatement of the ISDA Master Agreement between Party A and CSAF dated as of April 1, 2006.
IN WITNESS WHEREOF, Party A and Party B have caused this Schedule to be duly executed as its act and deed as of the date first written above.

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THE ROYAL BANK OF SCOTLAND PLC	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

By:	Greenwich Capital Market, Inc., its agent

By:	/s/ Brain Halligan	By:	/s/ Thomas P. Lloyd

	Name: Brain Halligan Title: Senior Vice President Date: 9/2/08		Name: Thomas P. Lloyd Title: General Counsel Campbell & Company, Inc., General Partner Date: 9/2/08

By:	/s/ Gregory T. Donovan
	Name:	Gregory T. Donovan
	Title:	CFO/Campbell & Company, Inc.
	Date:	9/2/08

CAMPBELL FUND TRUST
By:	/s/ Thomas P. Lloyd
	Name:	Thomas P. Lloyd
	Title:	General Counsel Campbell & Company, Inc., Managing Operator
	Date:	9/2/08

By:	/s/ Gregory T. Donovan
	Name:	Gregory T. Donovan
	Title:	CFO/Campbell & Company, Inc., Managing Operator
	Date:	9/2/08

THE CAMPBELL MULTI-STRATEGY TRUST
By:	/s/ Thomas P. Lloyd
	Name:	Thomas P. Lloyd
	Title:	Secretary
	Date:	9/2/08

By:	/s/ Gregory T. Donovan
	Name:	Gregory T. Donovan
	Title:	Treasurer
	Date:	9/2/08

CAMPBELL & COMPANY, INC.	CAMPBELL & COMPANY INVESTMENT ADVISER LLC

By:	/s/ Thomas P. Lloyd	By:	/s/ Thomas P Lloyd

	Name: Thomas P. Lloyd Title: General Counsel Campbell & Company, Inc.		Name: Thomas P Lloyd Title: Secretary Campbell & Company Investment Adviser LLC

By:	/s/ Gregory T. Donovan	By:	/s/ Gregory T. Donovan

	Name: Gregory T. Donovan Title: CFO/Campbell & Company, Inc.		Name: Gregory T. Donovan Title: Treasurer

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EXHIBIT A

Name of Party B	Type of Legal Entity	Jurisdiction of organization	Investment Manager
Campbell Strategic Allocation Fund	Limited partnership	Delaware	Campbell & Company, Inc.
Campbell Fund Trust	Statutory trust	Delaware	Campbell & Company, Inc.
The Campbell Multi-Strategy Trust	Statutory trust	Delaware	Campbell & Company
Investment Adviser LLC

EXHIBIT B
August 4, 2008
The Royal Bank of Scotland plc
c/o Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Re:	Campbell Strategic Allocation Fund, L.P.
Campbell Fund Trust
Dear Sir or Madam:
This letter is furnished to you pursuant to Section 4(a) of the ISDA Master Agreement dated as of August 4, 2008 (the “Agreement”), between The Royal Bank of Scotland plc (“Party A”) the Campbell Strategic Allocation Fund, L.P. and the Campbell Fund Trust (collectively “Party B”) acting by and through Campbell & Company, Inc. (the “Investment Manager”) in consideration of your entry into the Agreement and Transactions thereunder. Capitalized terms used herein without definition shall have the meaning specified in the Agreement.
We hereby represent and warrant (which representations and warranties will be deemed to be repeated at all times until the termination of the Agreement) that:
(i) We hold and will hold all licenses and authorizations, if any, that are necessary for us to act as investment adviser for Party B;
(ii) We have entered into and have in our files an Advisory Agreement (the “Management Agreement”) with Party B which grants us the authority to execute the Agreement on behalf of Party B and any other documentation relating to the Agreement, to deliver the Agreement and any other documentation relating to the Agreement required by the Agreement to be delivered and to perform the obligations under the Agreement and have taken all necessary action to authorize such execution, delivery and performance;
(iii) Such execution, delivery and performance by us does not conflict with the Management Agreement, any law applicable to us or to Party B, any provisions of the constitutional documents of us or of Party B, any order or judgment of any court or other agency of government applicable to us or to Party B or any of the assets of us or of Party B or any contractual restriction binding on or affecting us or Party B;
(iv) All governmental and other consents that are required to have been obtained by us or Party B with respect to the Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
(v) The obligations of us and of Party B under the Agreement constitute legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights
Court Towers Building
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204
Phone (410) 296-3301 Toll Free 1-800-698-7235 Fax (410) 296-3311
www.campbell.com

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generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));
(vi) The Management Agreement authorizes us to enter into Transactions on behalf of Party B and to manage Party B’s account on a fully discretionary basis (including receiving moneys and paying moneys on its behalf);
(vii) Each Transaction that we enter into on behalf of Party B will be suitable and appropriate for it. Without limiting the foregoing, we will not enter into a Transaction on behalf of Party B unless we have determined that each such Transaction is suitable and appropriate for it; and
(viii) The execution, delivery and performance by us on behalf of Party B of the documentation relating to any Transaction will not conflict with the Management Agreement, any law applicable to us or to Party B, any provisions of the constitutional documents of us or of Party B, any order or judgment of any court or other agency of government applicable to us or to Party B or any of the assets of us or of Party B or any contractual restriction binding on or affecting us or Party B.
Neither the Investment Manager nor Party B is relying upon any representations (whether written or oral) of Party A other than the representations expressly set forth in the Agreement. In connection with the Agreement, each Transaction and any other documentation relating to the Agreement, (a) the Investment Manager, on behalf of Party B, has made its investment and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not in reliance upon any view expressed by Party A, (b) Party A is not acting as a fiduciary or an advisor for the Investment Manager or Party B, and all decisions have been the result of arm’s-length negotiations between the parties, and (c) Party A has not given to the Investment Manager or Party B any assurance or guarantee as to the expected performance or result of any Transaction.
We hereby (i) consent to the monitoring or recording, at any time and from time to time, by you of any and all communications between our officers or employees and the officers or employees of Party A, based on a mutual understanding that Party A also consents to the monitoring or recording of like communications, (ii) waive any further notice of such monitoring or recording, (iii) agree to notify our officers and employees of any such monitoring or recording, and (iv) agree that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and any Transaction thereunder.
We agree to immediately inform you in writing of any changes to our authority to act on behalf of Party B. Party A is authorized to rely upon this letter until it receives written notice of its amendment or revocation.
We represent and warrant that we have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of the anti-money laundering laws and regulations to which we are subject, and we strictly adhere to such policies, procedures and controls. In accordance with these policies, procedures and controls, we verify the identities of, and conduct due diligence (and, where appropriate, enhanced due diligence) with regard to our customers.
We represent and warrant that Party B is subject to the “Publicly-Offered Security Exception” (the “Exception”) and constitutes “publicly-offered securities,” and therefore its underlying assets are not considered to constitute assets of any plan under the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. We further represent that we do not expect

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the Exception to cease to apply to Party B, and we shall provide Party A with prior written notice when we reasonably believe that such Exception will cease to apply.
We agree to indemnify you and your affiliates, to the fullest extent permitted by law, from and against any loss, liability, cost, claim, action, demand or expense (including, without limitation, the costs, expenses and disbursements of legal counsel), whether direct, indirect, incidental or consequential, resulting from, arising out of or relating to (i) any claim by Party B that any Transaction we entered into on their behalf was not suitable, (ii) any claim by Party B that any Transaction we entered into on their behalf was without authority, and (iii) any breach by us of any representation or warranty, covenant or agreement contained herein.

Very truly yours,

CAMPBELL & COMPANY, INC.
By:	/s/ Thomas P. Lloyd
	Name:	Thomas P. Lloyd
	Title:	General Counsel Campbell & Company, Inc.

By:	/s/ Gregory T. Donovan
	Name:	Gregory T. Donovan
	Title:	CFO

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EXHIBIT B
August 4, 2008
The Royal Bank of Scotland plc
c/o Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830
     Re: Campbell Multi-Strategy Trust
Dear Sir or Madam:
This letter is furnished to you pursuant to Section 4(a) of the ISDA Master Agreement dated as of August 4, 2008 (the “Agreement”), between The Royal Bank of Scotland plc (“Party A”) the Campbell Multi-Strategy Trust (“Party B”) acting by and through Campbell & Company Investment Adviser, LLC (the “Investment Manager”) in consideration of your entry into the Agreement and Transactions thereunder. Capitalized terms used herein without definition shall have the meaning specified in the Agreement.
We hereby represent and warrant (which representations and warranties will be deemed to be repeated at all times until the termination of the Agreement) that:
(i) We hold and will hold all licenses and authorizations, if any, that are necessary for us to act as investment adviser for Party B;
(ii) We have entered into and have in our files an Advisory Agreement (the “Management Agreement”) with Party B which grants us the authority to execute the Agreement on behalf of Party B and any other documentation relating to the Agreement, to deliver the Agreement and any other documentation relating to the Agreement required by the Agreement to be delivered and to perform the obligations under the Agreement and have taken all necessary action to authorize such execution, delivery and performance;
(iii) Such execution, delivery and performance by us does not conflict with the Management Agreement, any law applicable to us or to Party B, any provisions of the constitutional documents of us or of Party B, any order or judgment of any court or other agency of government applicable to us or to Party B or any of the assets of us or of Party B or any contractual restriction binding on or affecting us or Party B;
(iv) All governmental and other consents that are required to have been obtained by us or Party B with respect to the Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
(v) The obligations of us and of Party B under the Agreement constitute legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));
Court Towers Building
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204
Phone (410) 296-3301 Toll Free 1-800-698-7235 Fax (410) 296-3311
www.campbell.com

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(vi) The Management Agreement authorizes us to enter into Transactions on behalf of Party B and to manage Party B’s account on a fully discretionary basis (including receiving moneys and paying moneys on its behalf);
(vii) Each Transaction that we enter into on behalf of Party B will be suitable and appropriate for it. Without limiting the foregoing, we will not enter into a Transaction on behalf of Party B unless we have determined that each such Transaction is suitable and appropriate for it; and
(viii) The execution, delivery and performance by us on behalf of Party B of the documentation relating to any Transaction will not conflict with the Management Agreement, any law applicable to us or to Party B, any provisions of the constitutional documents of us or of Party B, any order or judgment of any court or other agency of government applicable to us or to Party B or any of the assets of us or of Party B or any contractual restriction binding on or affecting us or Party B.
Neither the Investment Manager nor Party B is relying upon any representations (whether written or oral) of Party A other than the representations expressly set forth in the Agreement. In connection with the Agreement, each Transaction and any other documentation relating to the Agreement, (a) the Investment Manager, on behalf of Party B, has made its investment and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary, and not in reliance upon any view expressed by Party A, (b) Party A is not acting as a fiduciary or an advisor for the Investment Manager or Party B, and all decisions have been the result of arm’s-length negotiations between the parties, and (c) Party A has not given to the Investment Manager or Party B any assurance or guarantee as to the expected performance or result of any Transaction.
We hereby (i) consent to the monitoring or recording, at any time and from time to time, by you of any and all communications between our officers or employees and the officers or employees of Party A, based on a mutual understanding that Party A also consents to the monitoring or recording of like communications, (ii) waive any further notice of such monitoring or recording, (iii) agree to notify our officers and employees of any such monitoring or recording, and (iv) agree that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and any Transaction thereunder.
We agree to immediately inform you in writing of any changes to our authority to act on behalf of Party B. Party A is authorized to rely upon this letter until it receives written notice of its amendment or revocation.
We represent and warrant that we have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of the anti-money laundering laws and regulations to which we are subject, and we strictly adhere to such policies, procedures and controls. In accordance with these policies, procedures and controls, we verify the identities of, and conduct due diligence (and, where appropriate, enhanced due diligence) with regard to our customers.
We represent and warrant that Party B is subject to the “Publicly-Offered Security Exception” (the “Exception”) and constitutes “publicly-offered securities,” and therefore its underlying assets are not considered to constitute assets of any plan under the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. We further represent that we do not expect the Exception to cease to apply to Party B, and we shall provide Party A with prior written notice when we reasonably believe that such Exception will cease to apply.

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We agree to indemnify you and your affiliates, to the fullest extent permitted by law, from and against any loss, liability, cost, claim, action, demand or expense (including, without limitation, the costs, expenses and disbursements of legal counsel), whether direct, indirect, incidental or consequential, resulting from, arising out of or relating to (i) any claim by Party B that any Transaction we entered into on their behalf was not suitable, (ii) any claim by Party B that any Transaction we entered into on their behalf was without authority, and (iii) any breach by us of any representation or warranty, covenant or agreement contained herein.

Very truly yours, CAMPBELL & COMPANY INVESTMENT ADVISER, LLC

By:	/s/ Thomas P Lloyd
	Name:	Thomas P Lloyd
	Title:	Secretary Campbell & Company Investment Adviser LLC

By:	/s/ Gregory T. Donovan
	Name:	Gregory T. Donovan
	Title:	Treasurer

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(Bilateral Form)	(ISDA Agreements subject to New York Law Only)
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of August 4, 2008
between

THE ROYAL BANK OF SCOTLAND PLC	and EACH COUNTERPARTY LISTED ON EXHIBIT A
AYFACHED HERETO, severally and not jointly
(Party A”)	(each, a “Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the Pledgor will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations
(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
     (i) the Credit Support Amount
     exceeds
     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
     (ii) the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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(d) Substitutions.
(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in case of (I) above or (Y) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction);
(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

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Paragraph 6. Holding and Using Posted Collateral
(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b) Eligibility to Hold Posted Collateral; Custodians.
(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d) Distributions and Interest Amount.
(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

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(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specffied Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

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(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i) the Pledgor may exercise all rights and remedies available to a Pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that
(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

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Paragraph 10. Expenses
(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c) Liquidation Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obliged to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that the Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e) Demands and Notices. All demands and notices given by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

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Paragraph 12. Definitions
As used in this Annex: —
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means, with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x)	the amount of Cash on that day; multiplied by

(y)	the Interest Rate in effect for that day; divided by

(z)	360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph

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13; if no amount is specified, zero.
“Notification Timer” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;
(ii) in the case of certificated securities that cannot be paid or delivered by book—entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii) in the case of securities that can be paid or delivered in book—entry, the giving of written instruments to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

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(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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Execution Copy

Two Way New York Law
Party A — The Royal Bank of Scotland plc
Party B — Each counterparty listed on
Exhibit A to ISDA Master Agreement
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:
With respect to Party A: Not applicable.
With respect to Party B: Not applicable.
(b) Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” means, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor’s Threshold; provided, however, that (x) in the case where the sum of the Independent Amounts applicable to the Pledgor exceeds zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor and (y) in all other cases, the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields an amount less than zero.

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(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

Collateral Type	Party A	Party B	Valuation Percentage
(A) Cash, in the form of USD	[X]	[X]	100%

(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.	[X]	[X]	100%

(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than five years.	[X]	[X]	99%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than ten years.	[X]	[X]	97%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than thirty years.	[X]	[X]	94%
As used above, the following terms have the indicated meanings:
“Negotiable Debt Obligation” means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity (or, in the case of an obligation with an original maturity of less than one year, bear no interest at all).
(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not Applicable.
(iv) Thresholds.
(A) “Independent Amount” means with respect to Party A: Not Applicable.
“Independent Amount” means with respect to Party B: two (2) percent of the maximum open position, as such maximum open position is amended by Party A

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from time to time. The Independent Amount applicable to Party B shall be determined by Party A at its sole discretion, but acting in a commercially reasonable manner.
(B) “Threshold” means with respect to Party A and Party B: Zero
(C) “Minimum Transfer Amount” means with respect to Party A: $500,000, and with respect to Party B: $10,000, provided, that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for that party shall be zero.
(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.
(c)	Valuation and Timing.
(i) “Valuation Agent” means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, for purposes of Paragraph 4(d), and, for purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable.
(ii) “Valuation Date” means: any Local Business Day.
(iii) “Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.
(iv) “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a “Specified Condition” for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a “Specified Condition” for that party:

Termination Event	Party A	Party B
Illegality	[N/A]	[N/A]
Tax Event	[N/A]	[N/A]
Tax Event Upon Merger	[N/A]	[N/A]
Credit Event Upon Merger	[X]	[X]
Additional Termination Event(s)	[X]	[X]
(e)	Substitution.
(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(ii) Consent. The Pledgor shall obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d). Such consent shall not be unreasonably withheld.

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(iii) Additional Conditions Precedent. Paragraph 4(a) of this Annex is hereby amended to include a new subsection: “(iii) no deficiency exists in the Value of the Collateral at the time of Substitution.”
(f)	Dispute Resolution.
(i) “Resolution Time” means 12:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.
(ii) Value. For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the “Non-Cash Credit Support”) will be calculated as follows: the product of (A) appropriate Valuation Percentage and (B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph (A) of this Clause) as of such date.
(iii) Alternative. The provisions of Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians. Party A or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(A)	In the event that Party A holds Posted Collateral, Party A is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B)	Posted Collateral may be held only in the following jurisdiction: New York.

(C)	In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least Al by Moody’s Investors Service, Inc. (or any successor thereto).
Initially, the Custodian for Party A is:
With respect to USD Cash and Securities: JPMorgan Chase Bank.

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Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(A)	In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B)	Posted Collateral may be held only in the following jurisdiction: New York

(C)	In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A+ by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least Al by Moody’s Investors Service, Inc. (or any successor thereto).
Initially, the Custodian for Party B is NA.
(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) shall apply solely with respect to Cash. For purposes of clarity, Paragraph 6(c) shall not apply with respect to Negotiable Debt Obligations. With respect to Negotiable Debt Obligations, the Secured Party shall not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle, or otherwise dispose of, or otherwise use in its business (except as contemplated by this Agreement) any Posted Collateral, and the Secured Party shall at all times hold all such Posted Collateral in a separate account in the name of, or identified as for the benefit of, the Pledgor.
(h)	Distributions and Interest Amount.
(i) Interest Rate. The “Interest Rate” will be as indicated:

USD	The Effective Federal funds rate in U.S. Dollars published on Telerate Screen Page 118 for the relevant day at the close of business in New York, on that day, or, if that rate is unavailable, the average Effective Federal funds rate with members of the Federal Reserve System quoted as of such time by a recognised Federal funds broker selected in good faith by Party A.
(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month.
(iii) Alternative to Interest Amount. Not applicable.
(i)	Additional Representation(s). Not applicable.

(j)	Other Eligible Support and Other Posted Support.
(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.
(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

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(k)	Demands and Notices.
All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:
Party A:
Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Facsimile: 44.207 085 4793
Telephone: 44.207 085 5209
With a copy to:
600 Steamboat Road
Greenwich CT 06830
Attn: Derivatives Settlements
Telephone: 203-618-2781 (Rob Bache)
              203-618-2440 (Operations main number)
Facsimile: 203-618-2579
Party B:
Please provide if different from address in Schedule
(1)	Address for Transfers. All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(m)	Other Provisions.
(i) Additions to Paragraph 3. The following subparagraph (c) is hereby added to Paragraph 3 of this Annex:
(c) No Offset. On any Valuation Date, if (i) each party is required to make a Transfer under Paragraph 3(a), and (ii) the offset of the amounts of those obligations would diminish the Value of the Independent Amounts, if any, held by a party, then the amounts of those obligations will not be offset.

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(ii) Minimum Value of Eligible Credit Support. The Value of any individual Government Security transferred as Eligible Credit Support hereunder shall be at least equal to $100,000.

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THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent		CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

By	/s/ Brian Halligan	By	/s/ Thomas P. Lloyd
	Name: Brian Halligan		Name: Thomas P. Lloyd
	Title: Senior Vice President Date: 9/2/08		Title: General Counsel Campbell & Company, Inc. General Partner
Date: 9-2-08

		By	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: CFO/Campbell & Company, Inc. General Partner
Date: 9/2/08

CAMPBELL FUND TRUST

		By	/s/ Thomas P. Lloyd
Name: Thomas P. Lloyd
Title: General Counsel Campbell & Company, Inc. Managing Operator
Date: 9-2-08

		By	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: CFO/Campbell & Company, Inc. Managing Operator
Date: 9/2/08

THE CAMPBELL MULTI-STRATEGY TRUST

		By	/s/ Thomas P. Lloyd
Name: Thomas P. Lloyd
Title: Secretary
Date: 9-2-08

		By	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: Treasurer
Date: 9/2/08

CAMPBELL & COMPANY, INC.		CAMPBELL & COMPANY INVESTMENT ADVISER LLC

By:	/s/ Thomas P. Lloyd	By:	/s/ Thomas P Lloyd
	Name: Thomas P. Lloyd		Name: Thomas P Lloyd
	Title: General Counsel Campbell & Company, Inc.		Title: Secretary Campbell & Company Investment Adviser LLC

By:	/s/ Gregory T. Donovan	By:	/s/ Gregory T. Donovan
	Name: Gregory T. Donovan		Name: Gregory T. Donovan
	Title: CFO/Campbell & Company, Inc.		Title: Treasurer

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